
<ARTICLE> 5
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               JUN-30-1994
<CASH>                                              21
<SECURITIES>                                         0
<RECEIVABLES>                                      889<F1>
<ALLOWANCES>                                        99
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                            3512
<DEPRECIATION>                                    1397
<TOTAL-ASSETS>                                    3576
<CURRENT-LIABILITIES>                                0
<BONDS>                                           1749<F2>
<COMMON>                                            14
<PREFERRED-MANDATORY>                                3
<PREFERRED>                                          0
<OTHER-SE>                                         611
<TOTAL-LIABILITY-AND-EQUITY>                      3576
<SALES>                                              0
<TOTAL-REVENUES>                                   545
<CGS>                                                0
<TOTAL-COSTS>                                      274<F3>
<OTHER-EXPENSES>                                    79<F4>
<LOSS-PROVISION>                                    10
<INTEREST-EXPENSE>                                  71
<INCOME-PRETAX>                                     52<F5>
<INCOME-TAX>                                        21
<INCOME-CONTINUING>                                 41
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        41
<EPS-PRIMARY>                                     1.71
<EPS-DILUTED>                                     1.70

<F1>This value consists of three components: Trade Accounts of 92 million, Finance
Leases of 547 million, Secured Loans of 250 million
<F2>This value consists of two components: Long-Term Debt of 1488 million and
Capital Lease Obligations of 261 million. Short-Term Debt is not included in this value.
<F3>This value represents Operating Expenses on the Consolidated Income Statement.
<F4>This value represents Provision for Depreciation and Amortization on the
Consolidated Income Statement.
<F5>This value represents Income Before Income Taxes and Equity in Net Earnings of
Affiliated Companies.

